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EXHIBIT 4.2

National Australia Bank Staff
Share Ownership Plan

Trust Deed

(Consolidated to include amendments
to the 5% limit (clause 4.1) approved by
the Board in November 2002)

Mallesons Stephen Jaques

Rialto
525 Collins Street
Melbourne Vic 3000
Telephone (61 3) 9643 4000
Fax (61 3) 9643 5999
DX 101 Melbourne
Ref: A Clements

CONTENTS

National Australia Bank Staff Share Ownership Plan Trust Deed

1	Definitions and interpretation
2	Establishment of Trust
3	Trustee
Nature, appointment and removal
Transfer of assets
Powers of Trustee
Instructions by Participants
Remuneration of Trustee
4	Maximum number of Shares issued under the Plan
5	Acquisition of shares (other than NED Shares and Equity Shares)
Invitation to participate
Applications to participate
Trustee to acquire Shares
Allocation of Shares
Registration in name of Trustee
Separate record of Loan Shares
American Depository Receipts
Rights of Bank—Shares
Application of this Clause
6	Rights attaching to Shares
Cash Dividends
Bonus shares
Rights
Voting rights
Absolutely Entitled
7	Acquisition of NED Shares
Invitation to participate
Number and Price of Shares
Application to participate
Trustee to acquire Shares
Allocation of Shares
Registration in name of Trustee
American Depository Receipts
Rights of Bank—NED Shares
8	Acquisition of Equity Shares
Invitation to participate
Number and Price of Shares
Application to participate
Trustee to acquire Shares
Allocation of Shares
Registration in name of Trustee
American Depository Receipts
Rights of Bank—Equity Shares
9	Transfer of Shares—Loan Shares
Application of clause
Restriction on transfer
Cessation of Employment—Loan Shares
Cessation of restriction on transfer
10	Transfer of Shares—Non-Loan Shares
Application of clause
Transfer after ten years
Forfeiture of Shares
Transfer before ten years
Cessation of Employment
11	Transfer of Shares—NED Shares
Application of this Clause
Ned Share Restriction Period
Transfer of NED Shares
Forfeiture of Shares
Proceeds of Sale
Costs and Expenses
12	Transfer of Shares—Equity Shares
Application of this Clause
Equity Share Restriction Period
Transfer of Equity Shares
Forfeiture of Shares
Proceeds of Sale
Costs and Expenses
13	Accounts
14	Notices
15	Audit
16	Income and capital distributions
Loan Shares, Non-Loan Shares, NED Shares and Equity Shares
Balance of Net Income
17	Amendment
18	Obligations and Indemnity of the Trustee
19	ASIC relief
20	Administration of the Plan
21	Rights of Participants
No claim by Participant
22	Termination of Trust
23	Governing law, Jurisdiction and Process

TRUST DEED

Date:

            Parties: NATIONAL AUSTRALIA BANK LIMITED (ABN 12 004 044 937) of Level 24, 500 Bourke Street, Melbourne, Victoria

            AND

            NATIONAL AUSTRALIA TRUSTEES LIMITED (ABN 80 007 350 405) of Level 7, 271 Collins Street, Melbourne, Victoria ("Trustee")

Recitals:

A
The Bank wishes to establish a trust to be known as the National Australia Bank Staff Share Ownership Plan Trust to assist in the retention and motivation of employees of the Group.

B
The Trustee has agreed to act as the first trustee of the Trust and has agreed to hold shares for Participating Employees on the terms and conditions set out in this Deed.

Operative provisions:

1          Definitions and interpretation

1.1
The following words and phrases have these meanings in this Deed unless the contrary intention appears:

            Acceptance Date means the last date for receipt of applications to participate in the Plan as specified in the Application Form.

            Account of a Participant means an account referred to in clause 13.

            Accretion means any accretion, dividend, distribution, entitlement, benefit or right of whatever kind whether cash or otherwise which is issued, declared, paid, made, arises or accrues directly or indirectly to or in respect of a Share including, without limitation any such entitlement relating to a subdivision, consolidation or other reconstruction, any rights issue, bonus issue, Entitlements Offer, or distribution from any reserve of the Bank and any reduction of capital.

            Application Form means an application to participate in the Plan in the form determined by the Trustee for the NED Share Plan or otherwise by the Board, from time to time.

            Auditor means any person registered as an auditor under the Corporations Law.

            ASX means Australian Stock Exchange Limited.

            Bank means National Australia Bank Limited.

            Board means all or some of the Directors acting as a board.

            Bonus Shares means the shares in respect of the Shares held by the Trustee on behalf of a Participant issued as part of a bonus issue to shareholders of the Bank.

            Cash Dividend means a dividend declared or paid with respect to Shares which is payable wholly in cash or, in the case of a dividend declared or paid with respect to Shares which is payable only partly in cash, that part of the dividend which is payable in cash.

            Deed means this deed.

            Director means a director of the Bank.

            Employee means a permanent full time or part time employee of a body corporate which is in the Group (including a director of a body corporate in the Group who holds on a permanent full time or part time basis salaried employment in a body corporate which is in the Group).

            Entitlements Offer means an offer to subscribe for or otherwise acquire issued or unissued securities, whether of the Bank or any other body.

            Equity Share means:

(a)
a Share acquired with funds provided by the Bank or capital of the Trust or otherwise provided by the Bank and allocated to a Participating Employee in accordance with clause 8.9;

(b)
a Share allocated to a Participating Employee by virtue of clause 8.5(d); and

(c)
a Bonus Share deemed to be a Equity Share by virtue of clause 6.6(e).

            Equity Share Plan means the terms of this Deed as they apply to Equity Shares.

            Equity Share Restriction Period means, in respect of a Equity Share, the period commencing at the date of allocation of a Equity Share to a Participating Employee and ending on the earliest of:

(a)
the date determined by the Board at the time of grant of the Equity Share;

(b)
the date that the Participating Employee is no longer employed by a company in the Group; and

(c)
the date the Board notifies the Participating Employee that an Event has occurred.

            Event means:

(a)
a takeover bid is made to the holders of issued ordinary fully paid shares in the Bank (other than as a result of an issue or transfer approved by the Trustee);

(b)
a statement is lodged with the ASX to the effect that a person has become entitled to not less than 15% of all issued fully paid shares in the Bank (other than as a result of an issue or transfer approved by the Trustee);

(c)
pursuant to an application made to the court, the court orders a meeting to be held in relation to a proposed compromise or arrangement for the purpose of or in connection with a scheme for the reconstruction of the Bank or its amalgamation with any other companies;

(d)
the Bank passes a resolution for voluntary winding up; or

(e)
an order is made for the compulsory winding up of the Bank.

            Group means the Bank and each body corporate that is a subsidiary of the Bank under Division 6 of Part 1.2 of the Corporations Law.

            Listing Rules means the Listing Rules of ASX.

            Loan means a loan made by the Bank under the Loan Scheme.

            Loan Scheme means National Australia Bank Staff Share Ownership Plan—Loan Scheme.

            Loan Scheme Participant means a Participating Employee to whom a Loan has been made by the Bank under the Loan Scheme.

            Loan Scheme Rules means the rules of the Loan Scheme as amended from time to time.

            Loan Share means:

(a)
a Share acquired with a Loan; and

(b)
a Bonus Share deemed to be a Loan Share by virtue of clause 6.6(b).

            NED Share means:

(a)
a Share acquired with funds provided by the Bank or capital of the Trust or otherwise provided by the Bank and allocated to a Participating Director in accordance with clause 7.9;

(b)
a Share allocated to a Non-Executive Director by virtue of clause 7.5(d); and

(c)
a Bonus Share deemed to be a NED Share by virtue of clause 6.6(d).

            NED Share Plan means the terms of this Deed as they apply to NED Shares.

            NED Share Restriction Period means, in respect of a NED Share, the period commencing at the date of allocation of a NED Share to a Participating Director and ending on the earliest of:

(a)
the date determined by the Trustee at the time of grant of the NED Share;

(b)
the date that the Participating Director is no longer a director of or employed by a company in the Group; and

(c)
the date the Trustee notifies the Participating Director that an Event has occurred.

            Net Income means in respect of a financial year of the Trust, an amount which the Trustee determines to be the "net income" (as defined in Section 95 of the Income Tax Assessment Act 1936) of the Trust for the Year of Income.

            Non-Executive Director means a Director who is not in an executive position.

            Non-Loan Share means:

(a)
a Share acquired with funds provided by the Bank or capital of the Trust or otherwise provided by the Bank and allocated to a Participating Employee in accordance with clause 5.7;

(b)
a Share allocated to a Participating Employee by virtue of clause 5.3(e); and

(c)
a Bonus Share deemed to be a Non-Loan Share by virtue of clause 6.6(c).

            Participant means a Participating Employee or a Participating Director, or both of these, as appropriate.

            Participating Director means a Non-Executive Director who is participating or who has been invited and has applied to participate in the NED Share Plan in accordance with clause 7.2.

            Participating Employee means an Employee who is participating or who has been invited and has applied to participate in the Plan.

            Plan means the National Australia Bank Staff Share Ownership Plan as established by this Deed, and includes the NED Share Plan and the Equity Share Plan.

            Related Loan means in relation to a Loan Share, the Loan which funded the acquisition of the Loan Share, or in the case of a Loan Share which is a Bonus Share, the Loan Share in respect of which the Bonus Share was issued or deemed to be issued.

            Retirement in relation to a Participating Employee means retirement by the Participating Employee from employment of any body corporate in the Group at age 55 or over.

            Rights means any rights to acquire shares or securities issued or to be issued by the Bank.

            Shares means:

(a)
the ordinary shares in the capital of the Bank applied for or purchased by the Trustee in accordance with clauses 5, 7 or 8;

(b)
the ordinary shares in the capital of the Bank represented by American Depository Receipts purchased by the Trustee in accordance with clauses 5, 7 or 8; or

(c)
Bonus Shares which are deemed to be Shares by virtue of clause 6.6(a).

            Tax means all kinds of taxes (including a goods and services tax), duties, imposts, deductions, charges and withholdings imposed by a Government, together with interest and charges.

            Total and Permanent Disability in relation to a Participating Employee means that the Participating Employee has, in the opinion of the Board, after considering such medical and other evidence as it sees fit, become incapacitated to such an extent as to render the Participating Employee unlikely ever to engage in any occupation for which he or she is reasonably qualified by education, training or experience.

            Trust means the trust to be known as the National Australia Bank Staff Share Ownership Plan Trust established by this Deed.

            Trustee means initially National Australia Trustees Limited and thereafter means the trustee from time to time of the Trust.

            Year of Income means a period of 12 months ending on 30 June in any year and includes the period commencing on the date of this Deed and terminating on the next 30 June and the period ending on the date of termination of the Trust and commencing on the preceding 1 July.

1.2
In this Deed, unless the contrary intention appears:

(a)
the singular includes the plural and vice versa;

(b)
a reference to a recital, this Deed or a clause means the recital, this Deed or the clause as amended from time to time in accordance with this Deed;

(c)
a reference to a statute or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(d)
a reference to a person includes a reference to the person's executors, administrators and successors, a firm or a body corporate.

1.3
Headings are inserted for convenience and do not affect the interpretation of this Deed.

2          Establishment of Trust

2.1
National Australia Trustees Limited is hereby appointed by the Bank and agrees to act as trustee of the Trust on the terms of this Deed.

2.2
The Trust comes into operation on the date of allotment to or purchase by the Trustee of the first Shares to be held by the Trustee on the terms of this Deed for a Participating Employee.

3          Trustee

Nature, appointment and removal

3.1
The Trustee ceases to be the Trustee when:

(a)
either:

(i)
the Trustee gives notice in writing to the Bank that it wishes to retire as Trustee; or

(ii)
the Bank serves notice in writing on the Trustee that it is removed as Trustee of the Trust; and

(b)
a new Trustee is appointed.

3.2
On the retirement or removal of the Trustee, the Bank may appoint such new Trustee as it thinks fit.

Transfer of assets

3.3
On a change of Trustee the retiring Trustee must execute all transfers, deeds or other documents necessary to transfer assets into the name of the new Trustee.

Powers of Trustee

3.4
Subject to this Deed, the Trustee has all the powers in respect of the Trust that it is legally possible for a Trustee as a body corporate to have and, for the avoidance of doubt, these powers are in addition to all the powers invested in trustees by the Trustee Act 1958 and (to the maximum extent permitted by law) are not subject to any restrictions on the powers of trustees that may be imposed under the Trustee Act 1958. For example the Trustee has the following powers:

(a)
to enter into and execute all contracts, deeds and documents and do all acts or things which it deems expedient for the purpose of giving effect to and carrying out the trusts, powers and discretions conferred on the Trustee by this Deed;

(b)
to subscribe for, purchase or otherwise acquire and to sell or otherwise dispose of property, rights or privileges which the Trustee is authorised to acquire or dispose of on terms and conditions which it thinks fit;

(c)
to appoint and, at its discretion, remove or suspend custodians, trustees, managers, servants and other agents, determine the powers and duties to be delegated to them, pay such remuneration to them as it thinks fit and any person so employed or engaged is deemed for the purpose of the Deed to be employed or engaged by the Trustee;

(d)
to institute, conduct, defend, compound or abandon any legal proceeding concerning the Trust and also to settle or compromise and allow time for payment or satisfaction of any debts due and of any claims or demands by or against the Trustee in respect of the Trust;

(e)
to refer any claim or demand by or against the Trustee in respect of the Trust to arbitration and observe and perform awards;

(f)
to make and give receipts, releases and other discharges for money payable to the Trust;

(g)
to open bank accounts and to retain on current or deposit account at any bank any money which it considers proper and to make regulations for the operation of those bank accounts including the signing and endorsing of cheques;

(h)
to sell any Rights and apply the proceeds of sale in accordance with this Deed;

(i)
to take and act upon the advice or opinion of any legal practitioner (whether in relation to the interpretation of this Deed, any other document or statute or as to the administration of the trusts hereof) or any other professional person and whether obtained by the Trustee or not, without being liable in respect of any act done by it in accordance with such advice or opinion;

(j)
to determine who is entitled to sign on the Trustee's behalf receipts, acceptances, endorsements, releases, contracts and documents; and

(k)
generally to do all acts and things which the Trustee considers necessary or expedient for the administration, maintenance and preservation of the Trust and in performance of its obligations under this Deed.

Instructions by Participants

3.5
For the purposes of this Deed, the Trustee is entitled to regard as valid an instruction, consent or other authorisation given or purported to be given by a Participant whether in writing and signed by or purporting to be signed by the Participant or in any other form approved by the Board.

Remuneration of Trustee

3.6
The Trustee is not entitled to receive from the Trust any fees, commission or other remuneration in respect of its office, but the Bank may pay to the Trustee from the Bank's own resources such fees as the Bank and the Trustee agree from time to time. The Trustee is entitled to retain for its own benefit any such fee.

3.7
The Trustee may not use as security the Shares held by the Trustee on behalf of a Participant except to secure the repayment of a loan taken out by the Participant.

4          Maximum number of Shares issued under the Plan

4.1
In the case of an offer with respect to unissued Shares, the number of Shares the subject of the offer when aggregated with:

(a)
the number of Shares in the same class which would be issued were each outstanding offer with respect to Shares, units of Shares and options to acquire unissued Shares or units of Shares, being an offer made or option acquired pursuant to an employee share scheme of the Bank extended only to employees or directors of the Bank and of associated bodies corporate of the Bank, to be accepted or exercised (as the case may be); and

(b)
the number of Shares in the same class issued during the previous five years pursuant to the Plan or any other employee share scheme of the Bank extended only to employees or directors of the issuer and of associated bodies corporate of the Bank, but disregarding any offer made, or option acquired or Share issued by way of or as a result of:

  (c)
  an offer to a person situated at the time of receipt of the offer outside Australia; or

  (d)
  an offer that was an excluded offer or invitation within the meaning of the Corporations Law as it stood prior to the commencement of Schedule 1 to the Corporate Law Economic Reform Program Act 1999; or

  (e)
  an offer that did not need to disclosure to investors because of section 708 of the Corporations Law,

            must not exceed 5% of the total number of issued shares in that class of the Bank as at the time of the offer.

5          Acquisition of shares (other than NED Shares and Equity Shares)

Invitation to participate

5.1
The Board may subject to any approvals of shareholders of the Bank required by law or the Listing Rules, at intervals determined by the Board, invite any Employee to participate in the Plan.

Number and price of Shares offered

5.2
The Board must determine the number of Shares offered to an Employee and the price per share. Different numbers of Shares may be offered to different Employees.

5.3
The Board may at the time the Employee is invited to participate in the Plan either:

(a)
invite the Employee to apply for a Loan, for the purpose of acquiring the Shares being offered;

(b)
offer to have the Bank provide funds for the purpose of acquiring the Shares;

(c)
offer to have the Bank provide shares to the Trustee without payment by the Trustee;

(d)
request the Trustee to apply some of the capital of the Trust for the purpose of acquiring shares; or

(e)
request the Trustee to apply some of the capital of the Trust in allocating to an Employee under the Plan Shares held by the Trustee (otherwise than on behalf of a Participant); or

(f)
a combination of any of (a), (b), (c), (d) and (e).

Applications to participate

5.4
To participate in the Plan, a Participating Employee must:

(a)
accept the offer in the manner or a manner specified in the invitation made by the Board under clause 5.1; and

(b)
instruct the Trustee in writing to allocate to the Participating Employee the whole of the nominated number of Shares and this instruction must be forwarded to the Trustee on or prior to the Acceptance Date.

5.5
The instructions to the Trustee must be in such form as may be determined by the Board from time to time but must include a confirmation that the Employee agrees to be bound by the terms of this Deed and the constitution of the Bank and, if they are invited and elect to participate in the Loan Scheme, the Loan Scheme Rules.

Trustee to acquire Shares

5.6
Subject to the Trustee receiving sufficient payment (whether being the proceeds of a Loan provided to the Participating Employee by the Bank under the Loan Scheme or payment from the Bank) or having sufficient capital for the purposes of clause 5.3(d), by not later than 30 days (or such other period as the Board determines) after the Acceptance Date the Trustee must, at the election of the Bank:

(a)
purchase fully paid Shares on behalf of a Participating Employee; or

(b)
subscribe for and the Bank must issue to the Trustee fully paid Shares on behalf of a Participating Employee.

            Where the Trustee receives an offer to subscribe for Shares without payment by the Trustee, by not later than 30 days (or such other period as the Board determines) after the Acceptance Date the Trustee must subscribe for and the Bank must issue to the Trustee fully paid Shares on behalf of a Participating Employee.

Allocation of Shares

5.7
The Trustee will allocate to a Participating Employee whose offer to participate in the Plan is accepted fully paid Shares held by the Trustee (otherwise than for a Participant) to be held for the benefit of that Participating Employee.

Registration in name of Trustee

5.8
The Shares must be registered in the name of the Trustee on issue or purchase and on allocation by the Trustee be held on the terms of this Deed by the Trustee on behalf of the Participating Employee who is the beneficial owner of the Shares.

Separate record of Loan Shares

5.9
The Trustee will maintain a record of which Shares have been paid for out of the proceeds of a Loan and those Shares must be maintained as a separate holding until the relevant Loan has been repaid.

American Depository Receipts

5.10
The Trustee may, with the Board's approval hold shares on behalf of a Participating Employee in the capital of the Bank represented by American Depository Receipts in the Bank.

Rights of Bank—Shares

5.11
Nothing in this Deed confers or is intended to confer on the Bank, any charge, lien or any other proprietary right or proprietary interest in the Shares. The rights of the Bank under this Deed are purely contractual.

Application of this Clause

5.12
This clause 5 only applies to Loan Shares and Non-Loan Shares.

6          Rights attaching to Shares

Cash Dividends

6.1
Subject to the terms of this Deed, a Participant is entitled to receive all Cash Dividends paid on the Shares.

6.2
The Board may make it a term of an invitation to participate in the Plan that, in respect of a Loan Share, a proportion of each Cash Dividend paid on that Share be applied in repayment of the Loan. The proportion specified as a term of the invitation to participate in the Plan may vary, may be determined from time to time by the Board and may be 100%.

6.3
The Trustee must, if so directed by a Participant, apply a proportion of each Cash Dividend in repayment of the Loan made to the Employee to acquire the Loan Share.

Bonus shares

6.4
Subject to clause 6.5, a Participant is entitled to any Bonus Shares which accrue to Shares held by the Trustee on behalf of that Participant.

6.5
The Bonus Shares must be registered in the name of the Trustee and held in trust by the Trustee on behalf of the Participant, who is the beneficial owner of the Bonus Shares.

6.6
Upon issue to the Trustee:

(a)
Bonus Shares are deemed to be Shares for the purposes of this Deed;

(b)
Bonus Shares issued in respect of Loan Shares are deemed to be Loan Shares for the purposes of this Deed;

(c)
Bonus Shares issued in respect of Non-Loan Shares are deemed to be Non-Loan Shares for the purpose of this Deed;

(d)
Bonus Shares issued in respect of NED Shares are deemed to be NED Shares for the purpose of this Deed; and

(e)
Bonus Shares issued in respect of Equity Shares are deemed to be Equity Shares of the purpose of this Deed.

6.7
The Bonus Shares (other than Bonus Shares which are deemed to be NED Shares) will be deemed to be acquired on a date determined by the Board. Bonus Shares which are deemed to be NED Shares will be deemed to be acquired on the date of allocation of the NED Shares to which they relate.

Rights

6.8
The Trustee will send a notice to a Participant of any Rights which accrue to Shares held by the Trustee on behalf of that Participant.

6.9
Within 7 days of receiving the notice referred to in clause 6.8, the Participant may provide the Trustee with either:

(a)		written instructions in the form (if any) prescribed by the Bank to sell some or all of the Rights to the extent permitted by law; or
(b)	(i)	written instructions in the form (if any) prescribed by the Bank to acquire, to the extent permitted by law, some or all of the shares or securities in the Bank to which the Rights relate; and
(ii)
payment of an amount equal to the cost of accepting the Rights entitlement plus, if the Trustee so requires, such additional amount as the Trustee estimates (and notifies to the Participant) to be the cost of transferring the shares or securities to the Participant.

6.10
If the Participant does not give a notice under clause 6.9, the Trustee is entitled to sell the Rights.

6.11
Subject to clause 6.12, if the Trustee sells the Rights in accordance with clause 6.9 or clause 6.10, the Trustee must distribute the proceeds of the sale (after deduction of the costs of sale incurred by the Trustee) to the Participant.

6.12
If the Shares to which the Rights accrued were Loan Shares, the Participant irrevocably directs the Trustee to pay the proceeds of the sale of Rights to the Bank and the Bank agrees to apply those proceeds in reduction of the Loan for the Loan Shares.

6.13
If the Trustee acquires, on behalf of the Participant, a specified number of shares or securities pursuant to the Rights in accordance with clause 6.9(b), the Trustee shall transfer those shares or securities to the Participant. The Trustee may make it a condition of transfer that the Participant pay the cost of transfer (including stamp duty).

Other accretions

6.14
If an Accretion arises in respect of a Share other than by way of:

(a)
Cash Dividend;

(b)
Bonus Shares; or

(c)
Rights,

  the Trustee may in its absolute discretion decide to transfer, or provide the benefit of, all or such part of the Accretion as the Trustee determines to the Participant, unless to do so would cause an exemption condition in section 139CE of the Income Tax Assessment Act 1936 not to be satisfied.

Voting rights

6.15
A copy of the notice of all general meetings of shareholders of the Bank received by the Trustee must be forwarded to a Participant if the Participant stipulates, prior to receipt of the notice of general meeting by the Trustee, in writing in the form (if any) prescribed by the Bank that he or she wishes to receive a copy of all notices for the calendar year in which the prescribed form is received by the Trustee.

6.16
The Participant may give the Trustee a written notice from the Participant to vote in respect of Shares held for the Participant.

6.17
The Trustee must exercise the voting rights attaching to Shares in accordance with the prior written instructions of a Participant given in accordance with clause 6.16 and received by the Trustee not less than 72 hours prior to the relevant meeting.

6.18
In default of the Trustee receiving prior written instructions from a Participant given in accordance with clause 6.16, the Trustee may exercise the voting rights attaching to the Shares of the Participant as it thinks fit (including without limitation a power to abstain from voting).

Absolutely Entitled

6.19
Each Share is held by the Trustee for the Participant who is in accordance with the terms of this Deed absolutely entitled to the Share as against the Trustee.

7          Acquisition of NED Shares

Application of this Clause

7.1
This clause 7 only applies to NED Shares.

Invitation to participate

7.2
The Board may, subject to any approvals of shareholders of the Bank required by law or the Listing Rules, at intervals determined by the Board, invite any Non-Executive Directors to participate in the NED Share Plan.

Number and Price of Shares

7.3
The Board must determine the number of NED Shares for which a Non-Executive Director is invited to apply. Different numbers of Shares may be offered to different Non-Executive Directors.

7.4
A Non-Executive Director is not liable to make a payment upon acceptance of an offer made by the Non-Executive Director under the NED Share Plan for NED Shares.

7.5
The Board may at the time a Non-Executive Director is invited to participate in the Plan either:

(a)
offer to have the Bank provide funds for the purpose of acquiring the Shares;

(b)
offer to have the Bank provide shares to the Trustee without payment by the Trustee;

(c)
request the Trustee to apply some of the capital of the Trust for the purpose of acquiring the NED Shares; or

(d)
request the Trustee to apply some of the capital of the Trust in allocating to a Non-Executive Director under the NED Share Plan Shares held by the Trustee (otherwise than on behalf of a Participant); or

(e)
a combination of any of (a), (b), (c) and (d).

Application to participate

7.6
To participate in the NED Share Plan, a Non-Executive Director must send a copy of an Application Form which complies with the terms of the invitation made by the Board under clause 7.2 to the Trustee.

7.7
The Application Form must include:

(a)
a confirmation that the Non-Executive Director agrees to be bound by the terms of this deed and the constitution of the Bank; and

(b)
an offer by the Participating Director to participate in the NED Share Plan.

Trustee to acquire Shares

7.8
Subject to the Trustee receiving sufficient payment or having sufficient capital for the purposes of clause 7.5(c), the Trustee may, at the election of the Bank:

(a)
purchase fully paid Shares to be held on behalf of a Participating Director; or

(b)
subscribe for and the Bank must issue to the Trustee fully paid Shares to be held on behalf of a Participating Director.

            Where the Trustee receives an offer to subscribe for Shares without payment by the Trustee, the Trustee must subscribe for and the Bank must issue to the Trustee fully paid Shares on behalf of a Participating Director.

Allocation of Shares

7.9
The Trustee will allocate to a Participating Director whose offer to participate in the NED Share Plan is accepted fully paid Shares held by the Trustee (otherwise than on behalf of a Participant) to be held for the benefit of that Participating Director.

Registration in name of Trustee

7.10
The Shares must be registered in the name of the Trustee on issue or purchase and on allocation by the Trustee be held on the terms of this Deed by the Trustee on behalf of the Participating Director who is the beneficial owner of the Shares.

American Depository Receipts

7.11
The Trustee may, with the Board's approval hold Shares on behalf of a Participating Director in the capital of the Bank represented by American Depository Receipts in the Bank.

Rights of Bank—NED Shares

7.12
Nothing in this Deed confers or is intended to confer on the Bank, any charge, lien or any other proprietary right or proprietary interest in the NED Shares. The rights of the Bank under this Deed are purely contractual.

8          Acquisition of Equity Shares

Application of this Clause

8.1
This clause 8 only applies to Equity Shares.

Invitation to participate

8.2
The Board may, subject to any approvals of shareholders of the Bank required by law or the Listing Rules, at intervals determined by the Board, invite any Participating Employees to participate in the Equity Share Plan.

Number and Price of Shares

8.3
The Board must determine the number of Equity Shares for which a Participating Employee is invited to apply. Different numbers of Shares may be offered to different Participating Employees.

8.4
A Participating Employee is not liable to make a payment upon acceptance of an offer made by the Participating Employee under the Equity Share Plan for Equity Shares.

8.5
The Board may at the time a Participating Employee is invited to participate in the Plan either:

(a)
offer to have the Bank provide funds for the purpose of acquiring the Equity Shares;

(b)
offer to have the Bank provide Equity Shares to the Trustee without payment by the Trustee;

(c)
request the Trustee to apply some of the capital of the Trust for the purpose of acquiring the Equity Shares; or

(d)
request the Trustee to apply some of the capital of the Trust in allocating to a Participating Employee under the Equity Share Plan Shares held by the Trustee (otherwise than on behalf of a Participating Employee); or

(e)
a combination of any of (a), (b), (c) and (d).

Application to participate

8.6
To participate in the Equity Share Plan, a Participating Employee must send a copy of an Application Form which complies with the terms of the invitation made by the Board under clause 8.2 to the Trustee.

8.7
The Application Form must include:

(a)
a confirmation that the Participating Employee agrees to be bound by the terms of this deed and the constitution of the Bank; and

(b)
an offer by the Participating Employee to participate in the Equity Share Plan.

Trustee to acquire Shares

8.8
Subject to the Trustee receiving sufficient payment or having sufficient capital for the purposes of clause 8.5(c), the Trustee may, at the election of the Bank:

(a)
purchase fully paid Shares to be held on behalf of a Participating Employee; or

(b)
subscribe for and the Bank must issue to the Trustee fully paid Shares to be held on behalf of a Participating Employee.

            Where the Trustee receives an offer to subscribe for Shares without payment by the Trustee, the Trustee must subscribe for and the Bank must issue to the Trustee fully paid Shares on behalf of a Participating Employee.

Allocation of Shares

8.9
The Trustee will allocate to a Participating Employee whose offer to participate in the Equity Share Plan is accepted fully paid Shares held by the Trustee (otherwise than on behalf of a Participating Employee) to be held for the benefit of that Participating Employee.

Registration in name of Trustee

8.10
The Shares must be registered in the name of the Trustee on issue or purchase and on allocation by the Trustee be held on the terms of this Deed by the Trustee on behalf of the Participating Employee who is the beneficial owner of the Shares.

American Depository Receipts

8.11
The Trustee may, with the Board's approval hold Shares on behalf of a Participating Employee in the capital of the Bank represented by American Depository Receipts in the Bank.

Rights of Bank—Equity Shares

8.12
Nothing in this Deed confers or is intended to confer on the Bank, any charge, lien or any other proprietary right or proprietary interest in the Equity Shares. The rights of the Bank under this Deed are purely contractual.

9          Transfer of Shares—Loan Shares

Application of clause

9.1
This clause 9 applies only to a Loan Share held by the Trustee on behalf of a Participating Employee.

Restriction on transfer

9.2
The Trustee must not transfer a Loan Share to which this clause 9 applies except in the circumstances set out in this clause 9 or unless compelled by law.

Cessation of Employment—Loan Shares

9.3
If a Participating Employee ceases to be an Employee, the Participating Employee may at any time within a period of 12 months from the date the Participating Employee ceases to be an Employee give notice to the Trustee that they wish to deal in a Loan Share held by the Trustee on behalf of the Participating Employee.

9.4
The Participating Employee may in the circumstances described in clause 9.3:

(a)
request the Trustee to sell the Loan Share; or

(b)
if an amount remains outstanding on the Loan, repay the Loan and request the Trustee to transfer the Loan Share to the Participating Employee; or

(c)
if no amount remains outstanding on the Loan, request the Trustee to transfer the Loan Share to the Participating Employee.

Cessation of restriction on transfer

9.5
If no amount remains outstanding on the Loan with which the Loan Share was acquired:

(a)
the Participating Employee may give notice to the Trustee stating that the Participating Employee wishes to deal in the Loan Share; and

(b)
if the Trustee has not received notice at the end of 60 days after the date that no amount is outstanding on the Loan with which the Loan Share was acquired that the Participating Employee wishes to deal in the Loan Share, the Trustee may:

(i)
transfer the Loan Share to the Participating Employee; or

(ii)
sell the Loan Share and pay the proceeds (after deducting any costs of sale) to the Participating Employee.

9.6
When giving a notice to the Trustee under clause 9.5, the Participating Employee may:

(a)
request the Trustee to transfer the Loan Share to the Participating Employee; or

(b)
request the Trustee to sell the Loan Share.

9.7
If an amount remains outstanding on the Related Loan, the Participating Employee may request the Trustee to sell the Loan Share.

9.8
If:

(a)
a request is made under clauses 9.4 or 9.6 to transfer a Loan Share to the Participating Employee; and

(b)
the Bank informs the Trustee that no amount remains outstanding on the Related Loan,

            the Trustee must transfer the Loan Share to the Participating Employee. The Loan Share must not be transferred until the Trustee has been informed by the Bank that no amount remains outstanding on the Loan Share.

9.9
If the Participating Employee requests the Trustee to sell a Loan Share in accordance with clauses 9.4 or 9.6, the Trustee must sell the Loan Share.

9.10
If the Participating Employee requests the Trustee to sell a Loan Share in accordance with clause 9.7, the Trustee may only sell the Loan Share if the Board's approval is obtained.

9.11
The proceeds of sale from the sale of a Loan Share referred to in clauses 9.9 or 9.10 must first be applied in repayment of any amount outstanding on the Related Loan and the balance (after deducting all costs of sale), if any, must be paid to the Participating Employee.

9.12
The Participating Employee may not sell encumber or otherwise deal with a Loan Share or any legal or beneficial interest in a Loan Share unless and until the Loan Share has been transferred to the Participating Employee.

9.13
If:

(a)
at the end of the period of 12 months referred to in clause 9.3 the Trustee has not received a request under clause 9.4; or

(b)
the Loan has become immediately due and payable,

            the Trustee may:

  (c)
  sell a Loan Share;

  (d)
  apply the proceeds in repayment of the Related Loan; and

  (e)
  pay the balance (after deducting any costs of sale), to the Participating Employee.

9.14
If the Trustee is to transfer the Loan Shares to the Participating Employee, the Trustee may require the Participating Employee to reimburse the Trustee in respect of any costs and duties associated with the transfer of the Loan Shares.

10        Transfer of Shares—Non-Loan Shares

Application of clause

10.1
This clause 10 applies only to a Non-Loan Share held by the Trustee on behalf of a Participating Employee.

Transfer after ten years

10.2
A Non-Loan Share must be transferred to the Participating Employee at the expiration of ten years after the date the Non-Loan Share was issued to or purchased by the Trustee.

Forfeiture of Shares

10.3
If the Participating Employee's employment by a body corporate in the Group is terminated because, in the opinion of his or her employer, he or she engages in any act or omission constituting serious misconduct involving dishonesty the Trustee may sell all Non-Loan Shares held on behalf of that Participating Employee and the Participating Employee has no entitlement to the proceeds of sale which are treated as an accretion to the Trust.

Transfer before ten years

10.4
Except where an event described in clause 10.3 has occurred, a Non-Loan Share held by the Trustee on behalf of a Participating Employee must not, before the expiration of the ten year period referred to in clause 10.2, be:

(a)
sold by the Trustee on behalf of the Participating Employee; or

(b)
transferred to the Participating Employee,

            unless:

  (c)
  the Board decides otherwise; or

  (d)
  the Participating Employee ceases to be an Employee.

Cessation of Employment

10.5
If a Participating Employee ceases to be an Employee, the Participating Employee may at any time within a period of 12 months from the date the Participating Employee ceases to be an Employee give notice to the Trustee that they wish to deal in a Non-Loan Share held by the Trustee on behalf of the Participating Employee.

10.6
The Participating Employee may in the circumstances described in clause 10.5:

(a)
request the Trustee to sell the Non-Loan Share held by the Trustee on behalf of the Participating Employee; or

(b)
request the Trustee to transfer the Non-Loan Share held by the Trustee on behalf of the Participating Employee to the Participating Employee.

10.7
If at the end of the period of 12 months referred to in clause 10.5 the Trustee has not received a request under clause 10.6 the Trustee may:

(a)
sell the Non-Loan Share; or

(b)
transfer the Non-Loan Shares to the Participating Employee.

10.8
The Participating Employee may not sell encumber or otherwise deal with a Non-Loan Share or any legal or beneficial interest in a Non-Loan Share unless and until the Non-Loan Share has been transferred to the Participating Employee.

10.9
If Non-Loan Shares are sold under clauses 10.4 or 10.7, the Trustee must as soon as practicable pay the sale proceeds (after deducting all costs of sale) to the Participating Employee.

10.10
If the Participating Employee requests the Trustee to transfer Non-Loan Shares to the Participating Employee, the Trustee may require the Participating Employee to reimburse the Trustee in respect of any costs and duties associated with the transfer of the Non-Loan Shares.

11        Transfer of Shares—NED Shares

Application of this Clause

11.1
This clause 11 applies only to a NED Share held by the Trustee on behalf of a Participating Director.

Ned Share Restriction Period

11.2
For the purpose of the definition of NED Share Restriction Period, the Trustee:

(a)
must determine the date referred to at paragraph (a) of the definition; and

(b)
may, if an Event happens, in its absolute discretion notify Participating Directors in accordance with paragraph (c) of the definition.

Transfer of NED Shares

11.3
The Trustee may determine that the terms of issue of NED Shares provide for the circumstances when a Participating Director may assign, transfer, sell, encumber or otherwise deal with a NED Share.

11.4
The Trustee must not assign, transfer, sell, encumber or otherwise deal with a NED Share except:

(a)
at the end of the NED Share Restriction Period;

(b)
in the circumstances set out in the terms of issue of the NED Shares or, subject to the terms of issue of the NED Shares, in accordance in this clause 11; or

(c)
unless compelled by law.

11.5
The Participating Director must not assign, transfer, sell, encumber or, subject to the terms of issue of the NED Shares, otherwise deal with a NED Share or any legal or beneficial interest in a NED Share unless and until the NED Share has been transferred to the Participating Director in accordance with the terms of issue of the NED Shares or otherwise in accordance with this clause 11.

11.6
At the end of the NED Share Restriction Period, a Participating Director has until the day that is 2 months from the end of the NED Share Restriction Period, or if that day is not a business day, the next business day, to either:

(a)
request the Trustee to sell all of the NED Shares held by the Trustee on behalf of the Participating Director; or

(b)
request the Trustee to transfer the NED Shares held by the Trustee on behalf of the Participating Director to the Participating Director.

11.7
If the Trustee does not receive a request in accordance with clause 11.6 after the end of the notice period referred to in clause 11.6, then the Trustee must transfer the NED Shares to the Participating Director within 6 months of the end of that notice period.

Forfeiture of Shares

11.8
The Trustee may determine that the terms of issue of NED Shares provide in certain circumstances determined by the Trustee that a Participating Director will forfeit any interest in the NED Shares and the NED Shares will in those circumstances be treated as an accretion to the Trust.

Proceeds of Sale

11.9
If NED Shares are sold under this clause 11 the Trustee must as soon as practicable pay the sale proceeds (after deducting all costs of sale) to the Participating Director.

Costs and Expenses

11.10
If the Trustee proposes to transfer the NED Shares to the Participating Director, the Trustee may require the Participating Director to reimburse the Trustee in respect of any costs and duties associated with the transfer of the NED Shares.

12        Transfer of Shares—Equity Shares

Application of this Clause

12.1
This clause 12 applies only to a Equity Share held by the Trustee on behalf of a Participating Employee.

Equity Share Restriction Period

12.2
For the purpose of the definition of Equity Share Restriction Period. The Board:

(a)
must determine the date referred to at paragraph (a) of the definition; and

(b)
may, if an Event happens, in its absolute discretion notify Participating Employees in accordance with paragraph (c) of the definition.

Transfer of Equity Shares

12.3
The Board may determine that the terms of issue of Equity Shares provide for the circumstances when a Participating Employee may assign, transfer, sell, encumber or otherwise deal with a Equity Share.

12.4
The Trustee must not assign, transfer, sell, encumber or otherwise deal with a Equity Share except:

(a)
at the end of the Equity Share Restriction Period;

(b)
in the circumstances set out in the terms of issue of the Equity Shares or, subject to the terms of issue of the Equity Shares, in accordance in this clause 12; or

(c)
unless compelled by law.

12.5
The Participating Employee must not assign, transfer, sell, encumber or, subject to the terms of issue of the Equity Shares, otherwise deal with a Equity Share or any legal or beneficial interest in a Equity Share unless and until the Equity Share has been transferred to the Participating Employee in accordance with the terms of issue of the Equity Shares or otherwise in accordance with this clause 12.

12.6
At the end of the Equity Share Restriction Period, a Participating Employee has until the day that is 2 months from the end of the Equity Share Restriction Period, or if that day is not a business day, the next business day, to either:

(a)
request the Trustee to sell all of the Equity Shares held by the Trustee on behalf of the Participating Employee; or

(b)
request the Trustee to transfer the Equity Shares held by the Trustee on behalf of the Participating Employee to the Participating Employee.

12.7
If the Trustee does not receive a request in accordance with clause 12.6 after the end of the notice period referred to in clause 12.6, then the Trustee must transfer the Equity Shares to the Participating Employee within 6 months of the end of that notice period.

Forfeiture of Shares

12.8
The Board may determine that the terms of issue of Equity Shares provide in certain circumstances determined by the Trustee that a Participating Employee will forfeit any interest in the Equity Shares and the Equity Shares will in those circumstances be treated as an accretion to the Trust.

Proceeds of Sale

12.9
If Equity Shares are sold under this clause 12 the Trustee must as soon as practicable pay the sale proceeds (after deducting all costs of sale) to the Participating Employee.

Costs and Expenses

12.10
If the Trustee proposes to transfer the Equity Shares to the Participating Employee, the Trustee may require the Participating Employee to reimburse the Trustee in respect of any costs and duties associated with the transfer of the Equity Shares.

13        Accounts

13.1
The Trustee must open and maintain an account in respect of each Participant.

13.2
Each Account must record:

(a)
the number of Loan Shares and Non-Loan Shares to which each Participating Employee is entitled;

(b)
the number of NED Shares to which each Participating Director is entitled;

(c)
the number of Equity Shares to which each Participating Employee is entitled;

(d)
the date of acquisition of Shares to which each Participant is entitled;

(e)
the number of Bonus Shares (if any) to which each Participant is entitled and whether the Bonus Shares are Loan Shares, Non-Loan Shares or NED Shares or Equity Shares; and

(f)
the number of Loan Shares to which the Participating Employee is entitled in respect of the Related Loan.

14        Notices

14.1
Any notice to be given by the Trustee shall be deemed to have been duly given if:

(a)
sent by electronic mail or delivered; or

(b)
sent by ordinary prepaid mail,

            and shall be deemed to have been served:

  (c)
  if sent by electronic mail or delivered, at the time of delivery or sending; or

  (d)
  if posted, three days after the date of posting, excluding Saturdays, Sundays and public holidays but, if the address of any Participant is outside Australia, then 7 days shall be substituted for three days for any notice given to or by that Participant.

14.2
Delivery, transmission and postage shall be to the address of any Participant as indicated on the application form or such other address as the Trustee or any Participant may notify to the other.

15        Audit

15.1
The Trustee shall keep or cause to be kept true accounts of all sums of money received and expended by or on behalf of the Trust and the matters in respect of which such receipt and expenditure takes place and of all sales and purchases of shares and of the assets and liabilities of the Trust.

15.2
The books of account of the Trust shall be maintained at the registered office of the Bank and shall be available for inspection by Participants during normal business hours free of charge upon prior written request.

15.3
The Trustee shall appoint an Auditor of the Trust.

15.4
The Trustee shall cause the books of account to be audited annually by the Auditor of the Trustee.

15.5
The Trustee must ensure that the Auditor of the Trustee has access to all papers, accounts and documents concerned with or relating to the Trust.

16        Income and capital distributions

Loan Shares, Non-Loan Shares, NED Shares and Equity Shares

16.1
A Participant is presently entitled to so much of the Net Income of the Trust for a Year of Income which is attributable to:

(a)
the Shares held by the Trustee on behalf of the Participant;

(b)
the proceeds of sales arising from the sale of Rights by the Trustee on behalf of the Participant; and

(c)
transactions or events related to Shares and, or property related to or arising from Shares held by the Trustee on behalf of the Participant.

Balance of Net Income

16.2
The balance of the Net Income of the Trust for a Year of Income to which no Participant is presently entitled in accordance with clause 16.1 may be applied, in whole or in part, for the benefit of one or more of the following beneficiaries as the Trustee thinks fit:

(a)
an Employee (other than a director of a body corporate in the Group);

(b)
a Participant (other than a director of a body corporate in the Group);

(c)
a provident, benefit, superannuation or retirement fund established and maintained by the Bank; or

(d)
any charity nominated by the Trustee.

16.3
The balance of the Net Income of the Trust for a Year of Income to which no Participant is presently entitled in accordance with clause 16.1 and not applied in accordance with clause 16.2 may be accumulated by the Trustee as an accretion to the Trust.

16.4
The Trustee may prior to the termination of the Trust as set out in clause 22.1, if it thinks fit, apply that part of the capital of the Trust to which no Participant would be entitled as set out in clause 22 if the Trust was terminated at that time, in one or more of the following:

(a)
in payment of any costs and expenses incurred by the Trustee in the execution or purported execution of the Trust or any of the powers, authorities or discretions vested in the Trustee; or

(b)
for the benefit of any of the following beneficiaries as the Trustee thinks fit:

(i)
an Employee;

(ii)
a Participant (including the purchase or allocation of Shares in accordance with clauses 5.3(d) or (e) and clauses 7.5(c) or (d) and clauses 8.5(c) and (d)); or

(iii)
a provident, benefit, superannuation or retirement fund established and maintained by the Bank.

17        Amendment

17.1
Subject to clauses 17.2 and 17.3, the Bank may at any time by written instrument or by resolution of the Board, amend all or any of the provisions of this Deed (including this clause 17).

17.2
No amendment of the provisions of this Deed is to reduce the rights of any Participant in respect of Shares credited to the Account of the Participant prior to the date of the amendment, other than an amendment introduced primarily:

(a)
for the purpose of complying with or conforming to present or future State, Territory or Commonwealth legal requirements governing or regulating the maintenance or operation of the Plan or like plans;

(b)
to correct any manifest error or mistake;

(c)
to enable contributions or other amounts paid by any body corporate in the Group to the Trust to qualify as income tax deductions for that body corporate or any other body corporate in the Group;

(d)
to enable the Trustee, the Participant or any body corporate in the Group to reduce the amount of fringe benefits tax under the Fringe Benefits Tax Assessment Act 1986, the amount of tax under the Income Tax Assessment Act 1936 or the amount of any other tax or impost that may otherwise be payable by the Trustee, the Participant or the body corporate in relation to the Trust;

(e)
for the purpose of enabling the Participants generally (but not necessarily each Participant) to receive a more favourable taxation treatment in respect of their participation in the Trust; or

(f)
to enable the Trustee or any body corporate in the Group to comply with the Corporations Law or the Listing Rules.

17.3
No amendment may be made except in accordance with and in the manner (if any) stipulated by the Listing Rules.

17.4
Subject to the above provisions of this clause 17, any amendment made pursuant to clause 17.1 may be given such retrospective effect as is specified in the written instrument or resolution by which the amendment is made.

18        Obligations and Indemnity of the Trustee

18.1
Without derogating from the right of indemnity given by law to trustees, the Bank hereby covenants with the Trustee that it will indemnify and keep indemnified the Trustee in respect of all liabilities, costs and expenses incurred by the Trustee in the execution or purported execution of the Trust or any of the powers, authorities or discretions vested in the Trustee and from and against all actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted other than a claim arising out of the Trustee's negligence, dishonesty or the Trustee wilfully or knowingly being a party to a breach of trust.

18.2
The Trustee shall not be under any liability whatsoever except for its negligence, dishonesty, fraud or wilful default or except for the negligence, default or wilful breach of trust committed by any of its employees or agents acting as such.

18.3
Without limiting clause 18.2, where the Trustee sells Shares under clauses 9, 10, 11 or 12 which were allocated to a Participant's Account after the date of execution of the supplemental deed which added this clause 18.3, the Trustee:

(a)
has no obligation to maximise the sale price of the Shares;

(b)
may sell the Shares with other Shares (whether or not held on behalf of the Participant); and

(c)
in relation to its obligation to pay the sale proceeds (if any) to the Participants:

(i)
may deduct any costs of the sale before making a payment to the Participant; and

(ii)
may attribute a sale price to each Share as the Trustee considers appropriate.

18.4
Subject to any amount remaining outstanding on the Loan and to clause 18.5, nothing in this clause 18.1 enables the Trustee to recover any liabilities, costs and expenses from any Participant.

18.5
The Trustee is entitled to be indemnified by a Participant in respect of any Tax payable by the Trustee in respect of Shares held by the Trustee on behalf of the Participant.

18.6
Except as expressly provided in this Deed, the Trustee will have no right of indemnity from a Participant personally.

19        ASIC relief

19.1
Notwithstanding any other provisions of this Deed, every covenant or other provision set out in an exemption or modification granted from time to time by the Australian Securities and Investments Commission in respect of the Plan pursuant to Chapters 2L and 6D of the Corporations Law and required to be included in this Deed in order for that exemption or modification to have full effect, is deemed to be contained in this Deed. To the extent that any covenant or other provision deemed by this clause to be contained in this Deed is inconsistent with any other provision in this Deed, the deemed covenant or other provision shall prevail.

20        Administration of the Plan

20.1
The Plan will be administered by the Trustee and the Board in accordance with this Deed. The Board may make further rules for the operation of the Plan which are consistent with this Deed.

20.2
Any power or discretion which is conferred on the Board by this Deed must be exercised by the Board in the interests or for the benefit of the Bank, and the Board is not, in exercising any such power or discretion, under any fiduciary or other obligation to any other person.

20.3
Any power or discretion which is conferred on the Board by this Deed may be delegated by the Board to a committee consisting of such Directors and/or other officers and/or employees of the Bank as the Board thinks fit.

20.4
The decision of the Board as to the interpretation, effect or application of this Deed will be final and conclusive.

20.5
The Trustee and the Bank may from time to time require a Participant to complete and return such other documents as may be required by law to be completed by the Participants or such other documents which the Trustee or the Bank considers should, for legal or taxation reasons, be completed by the Participant.

20.6
The Board may from time to time suspend the operation of the Plan and may at any time cancel the Plan. The suspension or cancellation of the Plan will not prejudice the existing rights of Participants.

21        Rights of Participants

21.1
Except as expressly provided in this Deed, nothing in this Deed:

(a)
confers on any Employee or Non-Executive Director the right to receive any Shares;

(b)
confers on any Participant the right to continue as an employee or director of any body corporate in the Group;

(c)
affects any rights which any body corporate in the Group may have to terminate the employment or term of office of any Participant;

(d)
may be used to increase damages in any action brought against any body corporate in the Group in respect of any such termination; or

(e)
confers on an Employee or Non-Executive Director any expectation to become a Participant.

No claim by Participant

21.2
A Participant will not have any claim against the Trustee or the Bank as a result of the exercise by the Trustee of a power, discretion or determination or the performance by the Trustee of an obligation, duty or responsibility under this Deed in relation to Shares allocated to the Participant's Account after the date of execution of the supplemental deed which added this clause.

22        Termination of Trust

22.1
The Trust will terminate and be wound up as provided below upon the first to occur of the following events:

(a)
an order being made or an effective resolution being passed for the winding up of the Bank (other than for the purpose of amalgamation or reconstruction);

(b)
the Board determining that the Trust is to be wound up; and

(c)
the day before the 80th anniversary of the date of the Trust Deed.

22.2
If the Trust is terminated, the Trustee must transfer to the Participant:

(a)
the Loan Shares standing to the credit of the Account of the Participant, upon the repayment in full by the Participant to the Bank of all Related Loans; and

(b)
the Non-Loan Shares standing to the credit of the Account of the Participating Employee; and

(c)
the NED Shares standing to the credit of the Account of the Participating Director; and

(d)
the Equity Shares standing to the credit of the Account of the Participating Employee.

22.3
If a Participant has not repaid the outstanding amount of all such Related Loans (if any) within 30 days of being asked to do so following the termination of the Trust then, in relation to the Loan Shares standing to the credit of the Account of the Participant, the Trustee may on behalf of the Participant, sell the Loan Shares standing to the credit of the Account of the Participant.

22.4
If the Trustee sells Loan Shares in accordance with clause 22.3, the proceeds of sale will be applied in the following order:

(a)
in payment of any costs and expenses of the sale incurred by the Trustee; and

(b)
in reduction of the outstanding amount of the Related Loans; and

(c)
the balance (if any) in payment to the Participant.

22.5
Any amount of a Loan to the Participant which remains outstanding after the application of the proceeds of sale of the Shares in accordance with clause 22.4 must be forgiven by the Bank, and the Participant will have no further liability to the Bank in relation to that Loan.

22.6
The balance of the capital or income of the Trust to which no Participant is entitled in accordance with clause 22.2 or clause 22.4 may be applied in whole or in part for the benefit of one or more of the following beneficiaries as the Trustee thinks fit:

(a)
a provident, benefit, superannuation or retirement fund established and maintained by the Bank; or

(b)
any charity nominated by the Trustee.

23        Governing law, Jurisdiction and Process

23.1
This Deed will be governed by the laws of Victoria and will be construed and take effect in accordance with those laws.

EXECUTED as a deed

EXECUTION PAGE

THE COMMON SEAL of NATIONAL AUSTRALIA BANK LIMITED is affixed in accordance with its articles of association in the presence of:	}
...................................................................................		.........................................................................................................
Signature of authorised person		Signature of authorised person
...................................................................................		.........................................................................................................
Office held		Office held
...................................................................................		.........................................................................................................
Name of authorised person (block letters)		Name of authorised person (block letters)

THE COMMON SEAL of NATIONAL AUSTRALIA TRUSTEES LIMITED is affixed in accordance with its articles of association in the presence of:	}
...................................................................................		.........................................................................................................
Signature of authorised person		Signature of authorised person
...................................................................................		.........................................................................................................
Office held		Office held
...................................................................................		.........................................................................................................
Name of authorised person (block letters)		Name of authorised person (block letters)

National Australia Bank Staff
Share Ownership Plan—
Loan Scheme

Rules

(Consolidated: as amended by Board
Resolution on 26-27 August 1998)

Mallesons Stephen Jaques

Rialto
525 Collins Street
Melbourne Vic 3000
Telephone (61 3) 9643 4000
Fax (61 3) 9643 5999
DX 101 Melbourne
Ref: JCT/APC

CONTENTS

National Australia Bank Staff Share Ownership Plan—Loan Scheme Rules

1	Interpretation
2	Application for Loan
Invitation to apply for Loan
Application for Loan
Payment authority
3	Amount of Loan
Loan Amount
Maximum Loans
3A	Segments
4	Use of Loan
Application of Loans
Loans only for Staff Share Plan
Application of proceeds of Loans
Rights of Bank—Shares
5	Interest on a Loan
Loans initially interest free
Interest after Loan due for repayment
Interest Rate
Post-Judgment Interest
6	Repayments from Dividends
Repayment with Cash Dividends
No participation in bonus plans or DRP
7	Sale of Loan Shares
Application of sale proceeds
Balance to Participant
Shortfall
8	Repayment of Loan and Revision of Loan Terms
When Full Recourse Segment is repayable
Whole Loan repayable
Repayment from termination payments
Early repayment
Unauthorised disposal of Shares
9	Administration of the Scheme
10	Rights of Participants
11	Amendment of these Rules
12	Notices
13	General
14	Governing Law

NATIONAL AUSTRALIA BANK LIMITED
(ABN 12 004 044 937)

National Australia Bank Staff Share Ownership Plan—Loan Scheme

Rules

            The following are the rules of the National Australia Bank Staff Share Ownership Plan Loan Scheme.

1          Interpretation

1.1
In these rules the following words have these meanings unless the contrary intention appears.

            Bank means National Australia Bank Limited.

            Board means all or some of the Directors acting as a board.

            Bonus Share has the same meaning as the expression "Bonus Share" in the Trust Deed.

            Cash Dividend means a dividend declared or paid with respect to Shares which is payable wholly in cash or, in the case of a dividend declared or paid with respect to Shares which is payable only partly in cash, that part of the dividend which is payable in cash.

            Director means director of the Bank.

            Employee means a permanent full or part time employee of a body corporate in the Group (including a director of a body corporate in the Group who holds on a permanent full time or part time basis salaried employment in a body corporate which is in the Group).

            Full Recourse Segment means, where a Loan is provided in Segments, that part of the Loan designated by the Board to be the Full Recourse Segment.

            Group means the Bank and each body corporate that is a subsidiary of the Bank under Division 6 of Part 1.2 of the Corporations Law.

            Limited Recourse Segment means, where a Loan is provided in Segments, that part of the Loan designated by the Board to be the Limited Recourse Segment.

            Loan means a loan made by the Bank to an Employee under this Scheme.

            Loan Share means:

  (a)
  a Share the acquisition of which under the Staff Share Plan has been funded by a loan made under this Scheme; and

  (b)
  a Bonus Share deemed to be a Loan Share by virtue of clause 6.6(b) of the Trust Deed.

            Participant means a person to whom a Loan is made.

            Related Loan means, in relation to a Loan Share, the Loan under this Scheme which funded the acquisition of the Loan Share or in the case of a Loan Share which is a Bonus Share, the Loan Share in respect of which the Bonus Share was issued or deemed under the Trust Deed to be issued.

            Scheme means the National Australia Bank Staff Share Ownership Plan—Loan Scheme as varied from time to time.

            Segments means in respect of a Loan, the Full Recourse Segment or the Limited Recourse Segment of the Loan.

            Shares means:

  (a)
  an ordinary share in the capital of the Bank;

  (b)
  where the Board's approval is obtained in accordance with the Staff Share Plan, shares in the capital of the Bank represented by American Depository Receipts purchased by the Trustee.

            Share means an ordinary share in the capital of the Bank.

            Staff Share Plan means the National Australia Bank Staff Share Ownership Plan as varied from time to time.

            Trustee means the trustee appointed under the Trust Deed.

            Trust Deed means the trust deed of the Staff Share Plan.

1.2
In these rules, unless the contrary intention appears:

(a)
the singular includes the plural and vice versa;

(b)
a reference to a related body corporate of the Bank is a reference to a body corporate which is so related within the meaning of the Corporations Law; and

(c)
a reference to a person includes a reference to the person's legal personal representatives, executors, administrators and successors, a firm or a body corporate.

1.3
Headings are for convenience and do not affect the interpretation of these rules.

2          Application for Loan

Invitation to apply for Loan

2.1
At or about the time that an Employee is invited to purchase or subscribe for Shares under the Staff Share Plan, the Board may invite the Employee to apply for a Loan for the purposes of funding in whole or, if the Board so permits, in part the subscription or acquisition by the Employee of Shares under the Staff Share Plan.

Application for Loan

2.2
An application for a Loan shall be in the form prescribed by the Board from time to time and must be made solely by the Employee and in the name of the Employee.

Payment authority

2.3
Each Participant irrevocably authorises the Bank to pay directly to the Trustee the amount of the Loan to that Participant which the Trustee must apply to purchase or subscribe for Shares on the Participant's behalf.

3          Amount of Loan

Loan Amount

3.1
Subject to rule 3.2, the maximum amount of a Loan for which an Employee may apply under this Scheme is:

(a)
the amount determined by the Board in respect of that Employee or in respect of Employees of a particular classification; or

(b)
an amount equal to the aggregate issue price or acquisition price (as the case may be) of Shares which, at or about the time of the Participant applies for the Loan, are offered to the Employee under the Staff Share Plan and for which the Employee applies whichever is less.

Maximum Loans

3.2
An Employee may only apply for a Loan under this Scheme if the aggregate of:

(a)
the principal amount of the Loan for which application is made; and

(b)
the aggregate principal amount of all other outstanding Loans to the Employee under this Scheme,

            does not exceed an amount determined from time to time by the Board in respect of Employees in that classification.

3A      Segments

3A.1
The Board may determine with respect to any Loan or class of Loans that part of the principal amount of the Loan (the "Full Recourse Segment") is to be provided on a full recourse basis and to be repayable as set out in clause 8.1 to 8.5 (inclusive) and the balance of the principal amount of the Loan (the "Limited Recourse Segment") is to be provided with limited recourse as contemplated in clause 7.3 and to be repayable as set out in clause 8.2 to 8.5 (inclusive). The Full Recourse Segment and the Limited Recourse Segment of any Loan together form the Loan and (for the avoidance of doubt) a reference in these Rules to the Loan or the principal amount of the Loan includes a reference to the Segments and the principal amount thereof.

3A.2
Where under these Rules any amount is to be applied in repayment of a Loan (or Related Loan) or payment of any interest thereon or any other amount in respect thereof and the Loan (or Related Loan) is provided in Segments the amount may be applied in the discretion of the Bank:

(a)
where it is a payment of interest, first in payment of interest on the Full Recourse Segment and secondly, in payment of interest on the Limited Recourse Segment;

(b)
where it is to be applied in payment or repayment of any other amount in respect of the Loan (or Related Loan), first in payment or repayment of such amounts in respect of the Full Recourse Segment and thereafter in payment or repayment of such amounts in respect of the Limited Recourse Segment.

4          Use of Loan

Application of Loans

4.1
If application for a Loan pursuant to rule 2 is accepted by the Bank, the entire amount of the Loan must be applied in or towards paying in full on subscription for or purchase of the Shares which, at or about the time the Loan is made, are subscribed for or purchased by the Trustee on behalf of the Employee under the Staff Share Plan.

Loans only for Staff Share Plan

4.2
No proceeds of a Loan may be applied towards subscribing for purchasing a Share other than under the Staff Share Plan.

Application of proceeds of Loans

4.3
The proceeds of a Loan will be applied by the Trustee on behalf of the Employee in the manner outlined in rule 4.1 and in accordance with the Trust Deed.

Rights of Bank—Shares

4.4
Nothing in these Rules confers or is intended to confer on the Bank any charge, lien or other proprietary right or proprietary interest in the Shares. The rights of the Bank under these Rules are purely contractual.

5          Interest on a Loan

Loans initially interest free

5.1
Subject to rules 5.2 and 8.5 the principal amount outstanding under a Loan will be interest free unless the Board decides otherwise.

Interest after Loan due for repayment

5.2
A Participant must pay interest on the daily balance of the principal amount outstanding under a Loan (or part of a Loan) from when the Loan (or that part of the Loan) becomes due for repayment during the period that it remains unpaid.

Interest Rate

5.3
The rate of interest payable pursuant to rule 5.2 is a rate per annum equal to the Bank's Base Lending Rate from time to time (or any rate which in the opinion of the Board replaces that rate) plus a margin of such percentage as is determined by the Board from time to time or such other rate as the Board determines. Unless the Board decides otherwise, interest will accrue from day to day and may be capitalised by the Bank on the first day of each month. Interest is payable on capitalised interest at the rate referred to in rule 5.3.

Post-Judgment Interest

5.4
If a liability in respect of a Loan becomes merged in a judgment or order a Participant must pay interest on the amount of that liability as an independent obligation. This interest accrues from the date the liability becomes due for payment both before and after the judgment or order until it is paid at a rate that is the higher of the rate payable under the judgment or order and the rate referred to in Rule 5.3.

6          Repayments from Dividends

Repayment with Cash Dividends

6.1
The proportion of all Cash Dividends which are paid in respect of a Loan Share and which the Participant has directed the Trustee to apply in repayment of the Loan must be applied by the Trustee on behalf of the Participant for whom the Trustee holds that Loan Share in repaying the principal amount outstanding under the Related Loan and any interest in respect of that Related Loan.

No participation in bonus plans or DRP

6.2
By participating in this Scheme the Participant acknowledges that the Trustee will not participate in the Bank's Bonus Share Plan, Dividend Reinvestment Plan or UK Dividend Plan in respect of a Loan Share.

7          Sale of Loan Shares

Application of sale proceeds

7.1
If the Trustee sells Loan Shares under the Trust Deed, the proceeds of sale of the Loan Shares (after deducting the costs of sale including, without limitation, any brokerage, taxes and duties) must be applied by the Trustee towards paying any amounts outstanding in relation to the Related Loan.

Balance to Participant

7.2
After applying the net proceeds of sale of Loan Shares in the manner outlined in rule 7.1, the Trustee must pay to the Participant the balance (if any) of such proceeds.

Shortfall

7.3
If the proceeds of sale of Loan Shares are less than the amount outstanding in relation to the Related Loan:

(a)
where the Loan is not provided in Segments, the Bank will forgive the amount of the shortfall of the Related Loan (including principal, interest and all other amounts owing in respect of it); and

(b)
where the Loan is provided in Segments, the Bank will forgive the amount of the shortfall of the Limited Recourse Segment of the Related Loan (including principal, interest and all other amounts owing in respect of the Limited Recourse Segment).

            Nothing in this clause requires the Bank to forgive the Full Recourse Segment in respect of a Related Loan or interest or other amounts owing in respect of it.

8          Repayment of Loan and Revision of Loan Terms

When Full Recourse Segment is repayable

8.1
If a Loan is provided in Segments, unless the Board otherwise determines, the principal amount outstanding under the Full Recourse Segment shall be payable in ten equal instalments (or such other number as the Board may determine) on the date salary or wages is payable to the relevant Participant. To the extent such an authority is not unlawful or in breach of an applicable award, each Participant authorises and directs the Bank (or if the Participant is employed by a member of the Group other than the Bank, will authorise and direct that member) to deduct the amount of any instalment payable by the Participant from the Participant's salary or wages and pay such money to the Bank.

Whole Loan repayable

8.2
The whole of the principal amount outstanding under a Loan (and any interest which has accrued and is unpaid) will become immediately due and payable upon the earliest to occur of:

(a)
the 20th anniversary of the date on which the Loan was made; and

(b)
the Participant becoming an insolvent under administration as defined in section 9 of the Corporations Law.

Repayment from termination payments

8.3
By participating in this Scheme the Participant agrees and directs (to the extent such an agreement is not unlawful or in breach of an applicable award) that if the Participant ceases to be an Employee for any reason (including death), any amounts (other than amounts relating to superannuation entitlements) payable to the Participant by any body corporate in the Group in relation to the cessation of his or her employment (including, without limitation, wages, salary, employee allowances and loadings, annual leave entitlements and long service leave entitlements) may (at the discretion of the Board) be applied towards paying all amounts outstanding in relation to any Loan and that any remaining balance of such moneys (after any other application authorised by the Participant) shall then be paid to the Participant or as may be otherwise required.

Early repayment

8.4
A Participant may elect to repay the whole or any of the principal amount outstanding under a Loan at any time.

Unauthorised disposal of Shares

8.5
If a Participant disposes (other than in accordance with rule 7) of the legal or beneficial interest in any Loan Share whilst any amount remains outstanding in respect of the Related Loan the following provisions apply:

(a)
the Board may elect to give the Participant a notice requiring repayment of the Related Loan whereupon the whole of the principal amount outstanding under the Related Loan (and any interest which has accrued and is unpaid) becomes immediately due and payable and for the purpose of rule 5.2 the whole of the principal amount outstanding under the Related Loan is regarded as having become due for repayment on the date of disposal of the Loan Share; or

(b)
the Board may elect to give notice to the Participant of revised terms (including, without limitation) as to interest and repayment, which are to apply to the Related Loan determined (at the discretion of the Board) by reference to terms upon which the Bank makes instalment loans to non-corporate customers. If the Participant accepts in writing the revised terms within 14 days of receiving them, the Related Loan continues (from and including the date of disposal of the Loan Share) on the basis of those revised terms. If the Participant does not accept in writing the revised terms within 14 days of receiving them, the outstanding balance of the Related Loan, at the end of that 14 day period, becomes immediately due and payable and, for the purpose of rule 5.2, the outstanding balance of the Related Loan is regarded as having become due for repayment on the date of disposal of the Loan Share.

9          Administration of the Scheme

9.1
The Scheme will be administered by the Board in accordance with these rules. The Board may make regulations for the operation of the Scheme which are consistent with these rules.

9.2
Any power or discretion which is conferred on the Board by these rules must be exercised by the Board in the interests or for the benefit of the Bank, and the Board is not, in exercising any such power or discretion, under any fiduciary or other obligation to any other person.

9.3
Any power or discretion which is conferred on the Board by these Rules may be delegated by the Board to a committee consisting of such Directors and/or officers and/or employees of the Bank or a related body corporate of the Bank as the Board thinks fit.

9.4
The decision of the Board as to the interpretation, effect or application of these Rules will be final and conclusive.

9.5
The Board may from time to time suspend the operation of the Scheme and may at any time cancel the Scheme without prejudice to the rights of Participants.

10        Rights of Participants

10.1
Nothing in these rules:

(a)
confers on any Employee the right to receive a Loan;

(b)
confers on any Participant the right to continue as an Employee of any body corporate in the Group;

(c)
affects any rights which any body corporate in the Group may have to terminate the employment of any Employee

(d)
may be used to increase damages in any action brought against any body corporate in the Group in respect of any such termination; or

(e)
confers on an Employee any expectation to become a Participant.

11        Amendment of these Rules

11.1
Subject to rules 11.2 and 11.3, the Bank may at any time by written instrument or by resolution of the Board, amend all or any of the provisions of these rules (including this rule 11).

11.2
No amendment of the provisions of these rules is to reduce the rights of any Participant in respect of a Loan made under this Scheme prior to the date of the amendment, other than an amendment introduced primarily:

(a)
for the purpose of complying with or conforming to present or future State, Territory or Commonwealth legal requirements governing or regulating the maintenance or operation of the Scheme or like schemes;

(b)
to correct any manifest error or mistake;

(c)
to enable contributions or other amounts paid by any body corporate in the Group in respect of the Scheme to qualify as income tax deductions for the body corporate or any other body corporate in the Group;

(d)
to enable the Participant or their employer to reduce the amount of fringe benefits tax under the Fringe Benefits Tax Assessment Act 1986, the amount of tax under the Income Tax Assessment Act 1936 or the amount of any other tax or impost that may otherwise be payable by the Participant or their employer in relation to the Scheme;

(e)
for the purpose of enabling the Participants generally (but not necessarily each Participant) to receive a more favourable taxation treatment in respect of their participation in the Scheme; or

(f)
to enable any body corporate in the Group to comply with the Corporations Law or the Listing Rules.

11.3
No amendment may be made except in accordance with and in the manner stipulated (if any) by the Listing Rules.

11.4
Subject to the above provisions of this rule 11, any amendment made pursuant to rule 11.1 may be given such retrospective effect as is specified in the written instrument or resolution by which the amendment is made.

12        Notices

12.1
Any notice regarding Loans granted under the Scheme will be sent to the address of the Participant as notified to the Bank from time to time by the Participant.

13        General

13.1
Unless the Directors otherwise determine, payments made in respect of a Loan will be applied first towards payment of interest (if any) and secondly towards payment of principal.

13.2
Where the Bank advances a Loan in a currency (whether Australian Dollars or United States Dollars) all payments in respect of the Loan shall be made in that currency. If an amount is due in one currency and the Bank receives payment in another currency, the Bank may convert the amount received into the due currency at the spot rate at which the Bank is able to purchase the due currency with the amount received. The Participant satisfies its obligation to pay in the due currency only to the extent of the amount of the due currency purchased after deducting the costs of conversion. The Participant acknowledges that it may be necessary for the Bank to convert amounts received through a currency other than the due currency to ascertain the equivalent in the due currency of the amount received.

14        Governing Law

14.1
The Scheme is governed by and shall be construed and take effect in accordance with the laws of Victoria.

QuickLinks

  EXHIBIT 4.2
National Australia Bank Staff Share Ownership Plan
Trust Deed
CONTENTS
National Australia Bank Staff Share Ownership Plan Trust Deed
TRUST DEED
EXECUTION PAGE
National Australia Bank Staff Share Ownership Plan— Loan Scheme
Rules
CONTENTS
National Australia Bank Staff Share Ownership Plan—Loan Scheme Rules
National Australia Bank Staff Share Ownership Plan—Loan Scheme Rules